Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and “Senior Securities” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” and “Financial Statements” in the Statement of Additional Information in Amendment No. 22 to the registration statement (Form N-2, No. 811-22500), and to the incorporation by reference of our report dated May 26, 2021 on the financial statements and financial highlights of A&Q Multi-Strategy Fund as of and for the year ended March 31, 2021.

/s/ Ernst & Young LLP

New York, New York
July 30, 2021